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                                                                    Exhibit 10.1

                LINE OF CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                       FLEET BUSINESS CREDIT CORPORATION,

                                   AS LENDER,

                                       AND

                          WM LIMITED PARTNERSHIP-1998,

                                   AS BORROWER


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                             I N T R O D U C T I O N
                             -----------------------

                                    To help better understand this Agreement,
                  the following is a summary of its contents and format:

         Section                                                           Page
         -------                                                           ----

         1.      SCHEDULES OF PARTIES, TERMS AND DEFINITIONS ..............  3

         2.      AGREEMENT TO LEND AND BORROW .............................  9

         3.      FEES ..................................................... 11

         4.      DISBURSEMENTS, PAYMENTS AND COSTS ........................ 11

         5.      SECURITY ................................................. 12

         6.      REPRESENTATIONS AND WARRANTIES ........................... 13

         7.      COVENANTS ................................................ 14

         8.      REMEDIES ................................................. 17

         9.      MISCELLANEOUS ............................................ 19


LIST OF EXHIBITS
----------------

Exhibit A               Unit Locations
Exhibit A-1             Initial Draw Documents
Exhibit A-2             Subsequent Draw Documents
Exhibit A-3             Term Loan Documents
Exhibit B               Insurance
Exhibit C               Form of Compliance Certificate


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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                  The following Agreement sets forth the terms on which Fleet Business Credit Corporation will make available (a) a revolving line of credit in the maximum aggregate amount of $3,500,000 for Borrower's use for the purchase of corporate assets or to support general corporate purposes, and (b) upon the "Conversion Date," as hereinafter defined, a term loan in the maximum aggregate amount of $3,500,000 to refinance the line of credit. This Agreement covers the line of credit and the term loan financing.

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") is made as of the Effective Date by and between Lender and Borrower.

1. SCHEDULES OF PARTIES, TERMS AND DEFINITIONS. The following terms shall have the following meanings:

         1.1.     SCHEDULE OF PARTIES.

"EFFECTIVE DATE":                      , 2000
                   --------------------

"LENDER":  Fleet Business Credit Corporation, a Delaware corporation

"LENDER'S ADDRESS":    One South Wacker Drive
                       Chicago, Illinois  60606
                       Attn:  Franchise Finance Division
                              Credit Manager

"BORROWER":  WM Limited Partnership-1998, a Michigan limited partnership

"BORROWER'S ADDRESS":  WM Limited Partnership-1998, dba
                       Wendy's of Michigan
                       40 Pearl Street, N.W., Suite 900
                       Grand Rapids, Michigan  49503
                       Attn:  Pauline Krywanski
                              Vice President, Treasurer and
                              Chief Financial Officer
                       Phone:  (616) 776-2600
                       Fax:  (616) 776-2776

"UNIT LOCATIONS": As set forth in EXHIBIT A attached hereto and made a part hereof, and such new or additional location(s) at which the Business may be operated and which are financed by Lender pursuant to this Agreement; each, a Unit Location, and collectively, the Unit Locations.

         1.2.     SCHEDULE OF TERMS.

         (a)      LOAN AMOUNT.
                  ------------



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"LINE OF CREDIT AMOUNT":  A maximum aggregate amount of $3,500,000.00.

"TERM LOAN AMOUNT":  A maximum aggregate amount of $3,500,000.00.

         (b)      INTEREST RATES.
                  ---------------

"LINE OF CREDIT INTEREST RATE":  LIBOR PLUS 2.50% per annum.

"TERM LOAN INTEREST RATE": The per annum fixed rate, equal to the comparable term Treasury Bond Rate, plus (b) 2.25%, plus (c) the Swap Spread; or LIBOR PLUS 2.50% per annum.


         (c)      REPAYMENT.
                  ---------

"LINE OF CREDIT MATURITY DATE":  The Conversion Date.

"TERM LOAN MATURITY DATE": That date which is the 4th anniversary of the Conversion Date.

         (d)      MISCELLANEOUS TERMS.
                  --------------------

"ANNUAL FEE": $17,500.00 payable on the Disbursement Date and each anniversary thereof prior to the Conversion Date.


"FRANCHISE AGREEMENTS": The franchise agreements by and between Borrower and Wendy's International, Inc. ("FRANCHISOR") for the Unit Locations.

"FINANCIAL STATEMENTS":

Person                Quarterly                                  Annually
------                ---------                                  --------
Borrower              Yes; unaudited; certified by the           Yes; compiled, certified by chief
                      chief financial officer; delivered         financial officer; for Borrower,
                      to Lender within 60 days following         delivered to Lender within 90 days
                      each quarter end                           following each fiscal year end and
                                                                 copies of signed federal tax
                                                                 returns within 15 days following
                                                                 the filing thereof; and audited
                                                                 statements for Borrower's parent,
                                                                 Meritage Hospitality Group,
                                                                 delivered within 120 days following
                                                                 each fiscal year end.

"FINANCIAL COVENANTS": For Borrower, with respect to all of the Obligations as evidenced by the Loan Documents, the following, determined as of the end of each fiscal quarter:



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                  (a) DEBT SERVICE COVERAGE AFTER DISTRIBUTION RATIO. A Debt
         Service Coverage Ratio of not less than 1.10 at any time during the term of this Agreement.

                  (b) LEVERAGE RATIO. A Leverage Ratio not to exceed 6.00 at any time during the term of this Agreement.

                  (c) DAYS PAYABLE. Days Payable not to exceed 45 at any time during the term of this Agreement

         1.3. SCHEDULE OF DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "ADJUSTED EBITDA": For any period, (a) the sum of (i) net income before taxes for such period, (ii) amortization and depreciation expense for such period, (iii) total interest expense (whether paid or accrued and including the interest component of payments under capital leases) for such period, (iv) non-cash losses for such period, and (v) extraordinary losses for such period, MINUS (b) the sum of (i) non-cash gains for such period, and (ii) extraordinary gains for such period.

         "BANKING DAY": A day (other than a Saturday or a Sunday) on which Lender and national banks are open for business in Chicago, Illinois.

         "BUSINESS": The operation by Borrower of Wendy's Old Fashioned Hamburgers restaurants at the Unit Locations.

         "COLLATERAL": All of Borrower's right, title and interest in and to the following, whether now owned by Borrower or, hereafter acquired or arising, and wherever located:

         (a) accounts receivable, chattel paper, contract rights and general intangibles of Borrower, in each case relating to the Business (including, without limitation, all licenses) BUT excluding the Franchise Agreements;

         (b) all inventory of foods, beverages and other merchandise held for sale by Borrower for use in connection with the Business;

         (c) all trade, store and other fixtures and all leasehold improvements and all equipment and other personal property of Borrower used or useful in the operation of the Business;

         (d) all sums deposited by Borrower with Lender;

         (e) all accessions to, substitutions for and all replacements, products and proceeds of the items listed above, including, without limitation, proceeds of condemnation and insurance policies insuring any of the items listed above.

         "COMPLIANCE CERTIFICATE": A certificate signed by Borrower's chief financial officer in



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the form shown on EXHIBIT C attached hereto and made a part hereof, (i) setting forth the calculation of each of the Financial Covenants, if any; (ii) stating that, to the best of his or her knowledge after diligent inquiry, no Event of Default exists, or if any Event of Default exists, stating the nature and status thereof; and (iii) certifying that the Financial Statements were prepared in accordance with GAAP consistently applied and fairly and accurately present the financial condition of the Borrower and the other Persons and operations to which they relate.

         "CONVERSION DATE": The date which is the 3rd anniversary of the Disbursement Date.

         "DEBT SERVICE": With respect to any period, the sum of (a) the aggregate amount of all actual principal and interest debt payments due, whether or not payment was made during the measurement period, and (b) the aggregate amount of all actual payments due, whether or not payment was made during the measurement period, under capital lease obligations (including the interest component thereof).

         "DEBT SERVICE COVERAGE AFTER DISTRIBUTIONS RATIO": With respect to any period, the ration of (i) Adjusted EBITDA after Distributions made minus cash income taxes paid, to (ii) Debt Service.

         "DISBURSEMENT DATE": The date of initial disbursement of the proceeds of the Line of Credit by Lender.

         "DISTRIBUTIONS": Any payments or other distributions of cash or other assets in the form of management, development or other fees; net increase in loans or advances (but in no event less than zero); dividends; distributions for the payment of federal and state income taxes; stock repurchases or redemptions; bonuses; principal payments on shareholder/affiliate indebtedness; or any other payment to any shareholder, guarantor or other affiliate to the extent such payments or other distributions are not already a reduction of net income before taxes in calculating Adjusted EBITDA.

         "ENVIRONMENTAL LAWS": The Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "EVENT OF DEFAULT":  As defined in Section 8.1.

         "GAAP": For purposes of this Agreement, GAAP shall mean the "modified income basis of accounting" in accordance with statements or standards of Accounting and Review Services issued by the American Institute of Certified Public Accountants.

         "FUNDED DEBT": The sum of (i) the aggregate amount of revolving indebtedness, (ii) the aggregate amount of all current and non-current indebtedness for borrowed money including third party subordinated indebtedness, and (iii) the aggregate amount of capital leases (including



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the current portion thereof).

         "HAZARDOUS SUBSTANCE": Any substance which is or becomes designated a hazardous substance, hazardous waste or hazardous material under any Environmental Law and shall include, but not be limited to, petroleum, any radioactive material, and asbestos in any form or condition.

         "LEVERAGE RATIO": The ratio of Funded Debt to Adjusted EBITDA for the twelve month period (or such lesser period if the actual number of months Borrower has been in business during the measurement period is less than twelve months) immediately preceding the measurement date. In the case of stores opened less than twelve months as of the measurement date, the Funded Debt related to those stores shall be reduced by a fraction, the numerator of which is twelve minus the number of months the store(s) was/were open during the measurement period, and the denominator of which is twelve.

         "LEASES": All operating and capital leases of real and personal property relating to the Unit Locations or to the operations of the Business.

         "LIBOR": The London Interbank Offered Rate (rounded upwards to the nearest whole multiple of 1/16th of 1%) ("LIBOR") as quoted on page No. 3750 of the Telerate Data Information Service, on the second Banking Day prior to the LIBOR Reset Date, for obligations of U.S. dollars with maturities of 1 month. If the Telerate System page is unavailable on the date which is two Banking Days prior to the next LIBOR Reset Date due to technical malfunction or discontinuation of such service, the LIBOR rate used shall be determined by Lender to be the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16th of 1%) of the offered rates quoted in London, England through other verifiable sources, for deposits in U.S. dollars in amounts substantially equal to the maximum principal amount of the Loan having a 30 day maturity by prime banks in the London inter-bank market at 11:00 a.m. London Time, two Banking Days prior to the beginning of such month. As used herein, the "LIBOR Reset Date" shall mean, from time to time, either the Disbursement Date, the Conversion Date or the first day of each calendar month.

         "LOAN":  As defined in Section 2.

         "LINE OF CREDIT AVAILABILITY PERIOD": The period commencing on the Disbursement Date and ending on the first to occur of (a) the Conversion Date,
(b) the date on which an Event of Default shall occur.

         "LOAN DOCUMENTS": This Agreement and all other agreements, documents, instruments, notes, mortgages, assignments and certificates which evidence, govern, secure (or perfect such securing) or guaranty any of the Obligations, whether executed prior to, concurrent with, or after, the Effective Date.

         "MATURITY DATE": The later of the Line of Credit Maturity Date and the Term Loan Maturity Date.



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         "OBLIGATIONS": All presently existing or hereafter incurred, absolute or contingent, direct or indirect liabilities, obligations, covenants, agreements, representations and warranties owed by Borrower to Lender, including, without limitation, all liabilities, obligations, covenants, agreements, representations and warranties of Borrower arising under the Loan, this Agreement or any of the Loan Documents.

         "OBLIGORS": Collectively, jointly and severally, Borrower and all co-makers, endorsers, indorsers, sureties and guarantors of the Obligations from time to time. Without limiting the generality of the foregoing, the term "Obligor" shall include any Person that ever acts as Borrower, co-maker, endorser, indorser, surety or guarantor even if such Person is subsequently released from liability. Notwithstanding the forgoing, Robert E. Schermer, Jr. and Ray Quada shall not be Obligors pursuant to this Agreement.

         "PERSON": Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government, including, without limitation, any instrumentality, division, agency, body or department thereof.

         "PREPAYMENT PREMIUM": The greater of the two amounts computed in accordance with Alternative 1 and Alternative 2 below:

                  ALTERNATIVE 1: The Prepayment Premium will be equal to the principal amount prepaid multiplied by the applicable percentage determined below.

                                                   APPLICABLE PERCENTAGE OF
PERIOD OF PREPAYMENT, BASED ON                     AMOUNT OF
ANNIVERSARIES OF THE CONVERSION DATE               PRINCIPAL PREPAID
------------------------------------               -----------------

On or prior to the first anniversary               3%
After the first anniversary but on or prior to     2%
the second anniversary
After the second anniversary but on or prior to    1%
the third anniversary
After the third anniversary                        0%

                  ALTERNATIVE 2: The Prepayment Premium will be equal to (a) 1.0% of the principal amount prepaid, PLUS (b) the difference between
         (i) the present value of the remaining unpaid principal and interest payments discounted at the yield for U.S. Treasury Notes having a maturity most similar to but not longer than the remaining term of the Loan quoted in Statistical Release H.15(519) published by the Board of Governors of the Federal Reserve System on the Friday preceding by at least 8, but not more than 14, days the date on which the prepayment is made, MINUS (ii) the present value of the remaining unpaid principal and interest payments discounted at the yield of U.S. Treasury Notes having a term most similar to but not longer than the original term of the Loan quoted in Statistical Release H.15(519) for the Friday preceding the Conversion Date.


         "SWAP SPREAD": The comparable term swap spread under $$$SWAP Index HP published on the release date of the edition of Statistical Release H.15 most recently published prior to 5 Banking Days before the Drop Lock election date, by Bloomberg (rounded upwards to


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the applicable integral year period) or, if such figure is no longer published, such other comparable index as may be reasonably selected by Lender.

         "TANGIBLE COLLATERAL": That portion of the Collateral constituting furniture, fixtures, equipment and/or inventory.

         "TREASURY BOND RATE": The per annum fixed rate for applicable year term (as referenced in this Agreement) U.S. government securities, Treasury constant maturities quoted for the "Week Ending" just prior to the release date of the applicable edition of Statistical Release H. 15 (519) most recently published prior to 5 Banking Days before the Conversion Date by the Board of Governors of the Federal Reserve System.

2. AGREEMENT TO LEND AND BORROW. Lender agrees to make available, and Borrower agrees to borrow, monies under the following loan facility or facilities (collectively, the "LOAN"), all in accordance with the terms and conditions of this Agreement.

         2.1. LINE OF CREDIT LOAN.

                  (a) AMOUNT AND AVAILABILITY. During the Line of Credit Availability Period Lender shall provide a revolving line of credit to Borrower up to the maximum amount of the Line of Credit Amount (the "LINE OF CREDIT LOAN"). Borrower may borrow, repay and reborrow under the Line of Credit Loan (each borrowing or reborrowing, a "draw"), provided, however, that the aggregate outstanding amount of the Line of Credit Loan advanced to Borrower pursuant to this Agreement may not exceed the Line of Credit Amount.

                  (b) PURPOSE. The proceeds of the Line of Credit Loan shall only be used by Borrower for: (x) the purchase of corporate assets; and
         (y) to support general corporate purposes. In no event shall the proceeds of the Line of Credit Loan be used by Borrower to fund Distributions.

                  (c) INTEREST RATE. The amount of the Line of Credit Loan outstanding from time to time shall bear interest at the Line of Credit Interest Rate.

                  (d) REPAYMENT.

                           (i) Prior to the Line of Credit Maturity Date,
                  Borrower shall pay to Lender on account of the Line of Credit Amount outstanding from time to time, payments of interest only commencing on the first day of the second calendar month following the Disbursement Date, and on the first day of each calendar month thereafter;

                           (ii) Upon the Line of Credit Maturity Date, Borrower
                  shall apply the proceeds of the Term Loan to the satisfaction of all outstanding draws of the Line of Credit Loan advanced to Borrower together with all accrued and unpaid interest thereon; and



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                           (iii) in any event, on the Line of Credit Maturity
                  Date, all Obligations relating to the Line of Credit Loan.

         2.2. TERM LOAN.

                  (a) AMOUNT AND AVAILABILITY. On the Conversion Date, Lender shall provide a loan to Borrower in the maximum amount of $3,500,000.00 (the "TERM LOAN") to finance the outstanding balance of the draws advanced to Borrower under the Line of Credit Loan; provided, however, that the maximum amount of the loan advanced shall not exceed the Term Loan Amount.

                  (b) PURPOSE. The proceeds of the Term Loan shall only be used by Borrower for Borrower's repayment of draws advanced under the Line of Credit Loan in accordance with this Agreement.

                  (c) INTEREST RATE. The amount of the Term Loan outstanding from time to time shall bear interest at the Term Loan Interest Rate.

                  (d) REPAYMENT. Commencing on (A) the first day of the first calendar month occurring after the Conversion Date (if the Conversion Date is on or prior to the 15th day of the calendar month in which said Conversion Date occurs), or (B) the first day of the second calendar month following the Conversion Date (if the Conversion Date is after the 15th day of the calendar month in which said Conversion Date occurs), and on the first day of each calendar month thereafter until the Term Loan Maturity Date, Borrower shall pay to Lender on account of the Term Loan installments of principal and interest, as follows:

                           (i) accrued and unpaid interest on the Term Loan;
                  plus the applicable monthly installment of principal determined by Lender, in its sole and absolute discretion, to fully amortize (on a so-called mortgage style basis) the Term Loan Amount as of the Conversion Date over a 48 month period, commencing on the Conversion Date; Lender shall provided to Borrower at Borrower's request a schedule of such monthly installments on the Conversion Date; and

                           (iii) in any event, on the Term Loan Maturity Date,
                  all Obligations relating to the Term Loan.

         2.3. PLACE OF PAYMENT. All payments shall be made in lawful money of the United States of America at Lender's Address, or at such other place as Lender or the legal owner of the Loan may designate from time to time in writing. No credit against the Loan shall be given to Borrower until Lender has received collected funds.

         2.4. INTEREST CALCULATION. Interest shall be calculated daily on the basis of a 360-day year for each day all or any part of the Loan remains outstanding.



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         2.5. PREPAYMENTS.

                  (a) NO PARTIAL PAYMENTS OF TERM LOAN. Except for the scheduled monthly payments of principal and interest due under the Term Loan, and payments of casualty or condemnation proceeds, no partial payments or prepayments of the Term Loan shall be permitted.

                  (b) PREPAYMENT PRIOR TO CONVERSION DATE. Prior to the Conversion Date, Borrower may (i) prepay the Line of Credit Loan in full, or (ii) make prepayments of principal due in connection with the Line of Credit Loan once per calendar month in a minimum amount of $100,000.00 per prepayment. Payments of casualty or condemnation proceeds shall also be permitted prior to the Conversion Date.

                  (c) FULL PREPAYMENT FROM AND AFTER CONVERSION DATE. From and after the Conversion Date, the Term Loan may be prepaid in full, but not in part; PROVIDED, HOWEVER, that any such prepayment shall be accompanied by the Prepayment Premium, except to the extent that such prepayment is made with condemnation or casualty proceeds.

                  (d) PREPAYMENT PREMIUM UPON ACCELERATION. The Prepayment Premium shall also become due and payable and shall be determined as of the date the Obligations are declared to be due and payable under
         Section 8.2. The Prepayment Premium is hereby acknowledged by Borrower to be additional consideration for the making of the Loans and not as a penalty or damages.

         2.6. BANKING DAYS. All payments which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied on the next Banking Day.

         2.7. INTEREST ON LATE PAYMENTS. If any payment under this Agreement is not made when due, whether at its stated maturity, by acceleration or otherwise, Lender shall have the right to collect, on demand, a late charge equal to the lesser of (i) 5% of the amount of such delinquent payment, or (ii) the maximum amount of late charge permitted by applicable law.

         2.8. DEFAULT RATE. During the pendency of any Event of Default, interest on the principal amount of the Loan shall accrue at a rate equal to the then otherwise applicable rate plus 4% per annum.

         3. FEES. Borrower agrees to pay to Lender the Annual Fee payable on the Disbursement Date and each anniversary thereof prior to the Line of Credit Maturity Date.

4.       DISBURSEMENTS, PAYMENTS AND COSTS.

         4.1. REQUESTS FOR CREDIT. Each request by Borrower for an extension of credit shall be made in a manner acceptable to Lender. Such requests shall be certified by Borrower's Chief Financial Officer and accompanied by such documents as Lender may require from time to time in


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Lender's sole and absolute discretion. Without limiting the generality of the foregoing:

                  (a) INITIAL DRAW. Before Lender is required to advance the initial draw of the Line of Credit Loan Lender shall have received those items set forth on EXHIBIT A-1;

                  (b) SUBSEQUENT DRAWS. Before Lender is required to advance each subsequent draw of the Line of Credit Loan Lender shall have received those items set forth on EXHIBIT A-2 with respect to each such draw; and

                  (c) DISBURSEMENT OF TERM LOAN PROCEEDS. Before Lender is required to advance the proceeds of the Term Loan Lender shall have received those items set forth on EXHIBIT A-3.

         4.2. AMOUNT OF DRAWS. Lender shall advance up to an aggregate amount not to exceed the Line of Credit Amount through draws of not less than $100,000 each.

         4.3. NUMBER OF DRAW REQUESTS AND PAYMENT OF DRAWS. In no event shall Borrower make more than 1 draw request per calendar month. No later than 5 Banking Days following Borrower's submission to Lender of all materials, documents and instruments which Lender reasonably requires, Lender shall fund the applicable draw.

5.       SECURITY.

         5.1. SECURITY INTEREST. In order to secure the prompt payment of the principal of and interest on the Loan, and to secure the prompt payment and performance of all other Obligations, Borrower does hereby grant, mortgage, convey, transfer, assign, warrant and pledge to Lender all of the Collateral.

         5.2. OTHER COLLATERAL DOCUMENTS. Upon Lender's request, Borrower agrees to deliver to Lender such financing statements and other documents and take such actions, as Lender may consider necessary in order to establish and maintain Lender's rights under this Agreement and valid and perfected security interests in the Collateral, free of all other liens, claims and rights of other parties. Borrower hereby appoints Lender as Borrower's attorney-in-fact to execute and deliver in Borrower's stead any such financing statements and other documents, which appointment is coupled with an interest and is accordingly irrevocable.

         5.3. INSURANCE AND CONDEMNATION PROCEEDS. Borrower hereby directs all insurers under policies of property damage, and boiler and machinery insurance to pay all proceeds payable directly to Lender. In the event of any taking of any interest in the Unit Locations or any part thereof, in or by condemnation or other eminent domain proceedings (each, a "Taking"), Borrower shall promptly notify Lender thereof or commencement of proceedings therefor. All proceeds and any award or payment in respect of any Taking are hereby assigned and shall be paid to Lender; Borrower shall take all steps necessary to notify the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking, shall be paid directly to the Lender. Lender may elect to make such net proceeds available to Borrower to restore,


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replace or rebuild the property damaged or destroyed or subject to a Taking in a manner which results in substantially the same operating capacity at the Unit Locations as existed prior to such damage, destruction or Taking, subject to such terms and conditions as Lender may in its discretion impose or require. In the event Lender elects to apply any such casualty or condemnation proceeds to repayment of the Loan, no Prepayment Premium shall be assessed in connection with such payment.

6. REPRESENTATIONS AND WARRANTIES. Having undertaken all appropriate research, investigation and due diligence, Borrower hereby makes the following representations and warranties to Lender (and each request for a draw of the Loan shall constitute a renewal of each such representation and warranty):

         6.1. AUTHORIZATION; ENFORCEABLE AGREEMENT. This Agreement and the other Loan Documents are within each Obligor's respective powers, have been duly authorized, and do not conflict with any of each Obligor's organizational papers. This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms; and the other Loan Documents, when executed and delivered, shall be similarly legal, valid, binding and enforceable against each Obligor that is a party thereto.

         6.2. GOOD STANDING; NO CONFLICTS. In each state in which each Obligor does business, it is duly formed, validly existing, properly licensed, in good standing, and, where required, in compliance with fictitious name statutes. This Agreement and the other Loan Documents do not conflict with any law, agreement or obligation by which any Obligor is bound.

         6.3. INFORMATION. All financial and other information that has been or will be supplied to Lender is: (a) sufficiently complete to give Lender accurate knowledge of each Obligor's financial condition; and (b) in compliance with all government regulations that apply thereto. Since the date of the financial statements most recently delivered to Lender there has been no material adverse change in the assets or the financial condition of any Obligor.

         6.4. LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against any Obligor, which, if lost, would impair such Obligor's financial condition or ability to satisfy its payment and performance obligations under any of the Loan Documents.

         6.5. COLLATERAL. All of the Collateral is owned by the grantor thereof free of any title defects or any liens or interests of others. All of the Tangible Collateral is located at the Unit Locations.

         6.6. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         6.7. LOCATION OF BORROWER. Borrower's chief executive office is located at Borrower's Address.

         6.8. BUSINESS PURPOSE. The proceeds of the Loan shall be used for business purposes only.

         6.9. HAZARDOUS SUBSTANCES. Borrower represents and warrants that (a) to the best of its knowledge, no Hazardous Substance has been disposed of or released or otherwise exists in, on, under or onto the Unit Locations, except as Borrower has disclosed to Lender in writing, (b) the operations of Borrower, any other Obligor and each of Borrower's subsidiaries comply in all material respects with all applicable Environmental Laws; (c) none of the operations of Borrower, any other Obligor or any such subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws;
(d) none of the operations of Borrower, any other Obligor or any such subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment; and (e) none of Borrower, any other Obligor or any such subsidiary has any known contingent liability in connection with any release of any Hazardous Substance into the environment.

         6.10. COMPLIANCE WITH LAW. Borrower has complied with all laws, regulations and ordinances governing or applicable to Borrower or the Unit Locations. Borrower has filed all required federal, state and local tax returns and paid all taxes due pursuant to said returns or any assessments against Borrower or the Unit Locations.

         6.11. FRANCHISE AGREEMENTS. The Franchise Agreements are in full force and effect without amendment or modification; no default by any party exists under the Franchise Agreements nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

         6.12. LICENSES, PERMITS AND INTELLECTUAL PROPERTY. Borrower owns or possesses all licenses, franchise rights, permits and other private and governmental approvals and authorizations, patents, trademarks, service marks, tradenames, copyrights, franchises, authorizations and other rights that are necessary for the operation of the Unit Locations and the Business, without conflict with the rights of any other Person with respect thereto.

7. COVENANTS. Borrower agrees, so long as any Obligations remain outstanding:

         7.1. INFORMATION. To provide the Financial Statements and such additional information (including non-financial information) as requested by Lender from time to time (including, without limitation, federal income tax returns and store-level information). Lender will not be obligated to return to Borrower any information delivered to Lender pursuant to this Agreement.

         7.2. FINANCIAL COVENANTS. From and after the Disbursement Date, to keep at all times (a) the Financial Covenants, if any, and (b) all financial covenants arising under any other Loan Documents, whether or not the particular loan facilities outstanding pursuant thereto have been repaid.

         7.4. OTHER LIENS. Not to create, assume, or allow any security interest or lien

(including judicial liens) on the Collateral, except: (a) liens in favor of Lender; (b) liens for taxes not yet due; and (c) liens outstanding on the date of this Agreement approved in writing by Lender.

         7.5. CHANGE OF OWNERSHIP AND PROHIBITED TRANSFERS. Not to cause, permit, or suffer any change, direct or indirect, in Borrower's ownership or control, from time to time without the prior written consent of Lender, which consent shall not be unreasonably withheld; and not to (a) engage in any business activities substantially different from Borrower's present business;
(b) liquidate or dissolve the Business; (c) enter into any consolidation, merger, pool, joint venture, syndicate or other combination; (d) sell, transfer, lease, hypothecate or dispose of all or a substantial part of the Business or Borrower's assets; and (e) permit the creation of any subsidiaries.

         To cause each of Robert E. Schermer, Jr. and Ray E. Quada to (i) remain the managing members and owners of the controlling membership interest of S & Q Management, LLC, and (ii) maintain their current management positions as Chief Executive Officer and Director of MHG Food Service, Inc., and Senior Vice President and Chief Operating Officer of MHG Food Service, Inc., respectively, unless otherwise authorized by Franchisor and approved by Lender, which approval shall not be unreasonably withheld or delayed, so long as any of Borrower's Obligations remain unsatisfied.

         7.6. REPRESENTATIONS AND WARRANTIES. To cause all of Borrower's representations and warranties under the Loan Documents to remain true, complete and correct in all material respects.

         7.7. NOTICES TO LENDER. To promptly notify Lender in writing of:

                  (a) any lawsuit or other claim over $10,000 in excess of applicable insurance coverage against any Borrower.

                  (b) any substantial dispute between any Borrower and any government authority.

                  (c) any casualty loss over $10,000 in excess of applicable insurance coverage.

                  (d) any failure to comply with this Agreement.

                  (e) any default, or any event which with the passage of time or the giving of notice or both would be a default, under the Franchise Agreements or the Leases.

                  (f) any material adverse change in any Borrower's or other Obligor's financial condition or operations.

                  (g) any change in any Borrower's name, legal structure, place of business or chief executive office.

                  (h) Borrower's receipt of any notice that (i) the operations of Borrower, any other Obligor or any subsidiary of Borrower are not in full compliance with requirements of applicable Environmental Laws;
         (ii) Borrower, any other Obligor or any such subsidiary is subject to any federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Substance into the environment; or (iii) any properties or assets of Borrower, any other Obligor or any such subsidiary are subject to a lien in favor of any governmental entity for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Substance into the environment.

         7.8. BOOKS AND RECORDS.  To maintain adequate books and records.

         7.9. AUDITS, INSPECTIONS SITE VISITS, OBSERVATIONS AND TESTING. To allow Lender or Lender's agents to inspect Borrower's properties and examine, audit and make copies of books and records for any reason upon three (3) Banking Days prior notice, and to allow Lender and Lender's agents the right at any reasonable time to enter and visit the Unit Locations and to conduct tests on any part of the Unit Locations. If any of Borrower's properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Lender or Lender's agents to have access to perform inspections or audits and to respond to Lender's requests for information concerning such properties, books and records.

         7.10. PRESERVATION OF RIGHTS. Subject to Section 7.14 hereof, (a) to maintain and preserve all rights, privileges, and franchises Borrower now has, including, without limitation, Borrower's rights under the Franchise Agreements; and (b) not to suffer or permit any surrender, termination, amendment or modification of any lease which constitutes a part of the Collateral (each, a "LEASE"). Borrower further agrees that Borrower shall timely elect and exercise all options to extend the term of or renew each Lease, unless Lender otherwise agrees in writing, and upon failure of Borrower to so timely elect to extend or renew such Lease as aforesaid, Borrower hereby appoints Lender as Borrower's true and lawful attorney-in-fact to exercise such extension or renewal options in the name, place and stead of Borrower for the purpose of effecting such extension or renewal.

         7.11. MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep Borrower's properties in good working condition.

         7.12. COOPERATION. To take any action requested by Lender to carry out the intent of this Agreement, including, without limitation, to help Lender perfect and protect its security interests and liens, and to reimburse Lender for related costs Lender incurs to protect Lender's security interests and liens.

         7.13. INSURANCE AND TAXES. To maintain the insurance policies and coverages set forth on EXHIBIT B. Such insurance shall be issued by an insurance company acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender and/or list Lender as an additional insured, as applicable; to pay, on or before all applicable due dates, all taxes, assessments and charges due with respect to Borrower and all of

Borrower's property. The insurance limits set forth on Exhibit B may be met and attained through an umbrella policy.

         7.14. DISPOSITION OF COLLATERAL. Not to directly or indirectly, sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of any of the Collateral, or any interest therein, close the Unit Locations, or create, assume or permit any lien or encumbrance of any kind whatsoever to exist with respect thereto, except that Borrower may sell its inventory in the ordinary course of the Business.

         Notwithstanding anything contained in this Agreement to the contrary, provided no Event of Default is outstanding, Borrower may, upon 30 days prior written notice to Lender, substitute an existing Wendy's Old Fashioned Hamburgers franchise restaurant of equal value (the "Substitute Collateral") for a Unit Location by granting to Lender a first priority perfected security interest in such Substitution Collateral in accordance with the terms and conditions of this Agreement. Upon the satisfactory completion of such substitution, Lender will release its lien against the Unit Location as to which such substitution relates (the "Replaced Collateral"). For the purposes hereof, the Substitute Collateral shall not be considered of equal value to the Replaced Collateral unless (i) the Substitute Collateral is an existing restaurant subject to a franchise agreement with Wendy's International, Inc., (ii) if applicable, the lease for the Unit Location constituting the Substitute Collateral is of equal duration and rental rate to the Replaced Collateral,
(iii) the cash flows (store level Adjusted EBITDA before corporate overhead) and sales of the Substitute Collateral as determined on a trailing 12 month basis shall be equal to or greater than the cash flows (store level Adjusted EBITDA before corporate overhead) and sales of the Replaced Collateral on the on a trailing twelve month basis, (iv) the asset basis comprising the security interest in the Substitute Collateral is equal or better than the replaced Collateral, (v) the difference in age of the Substitute Collateral and the Replaced Collateral is not more than 5 years and (vi) Borrower shall have obtained landlord estoppel's and such security deposits (and in such form) pledging the Substitute Collateral, as are then existing with respect to the Replaced Collateral.

         In addition to the foregoing, Borrower shall have the right to close a Unit Location or Unit Locations, without being in default of the covenant set forth in this Section 7.14, provided that as a condition precedent to such closure, the Line of Credit Amount shall be reduced by an amount equal to the greater of (a) an amount equal to the total amount outstanding under this Agreement, including principal, interest, fees and cost (the "Outstanding Balance") multiplied by a fraction, the numerator of which shall be the number of Unit Locations to be closed and the denominator of which shall be the number of Unit Locations and (b) an amount equal to the Outstanding Balance multiplied by a fraction, the numerator of which shall the Adjusted EBITDA of the Unit Location(s) to be closed (as determined by Lender on a trailing twelve month basis) and the denominator of which shall be the Adjusted EBITDA of the Unit Locations (as determined by Lender on a trailing twelve month basis.

8. REMEDIES.

         8.1. EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) Borrower fails to make a payment under this Agreement when due; (b) Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral; (c) any Obligors have given Lender false or materially misleading information or representations; (d) any Obligor dies, becomes incapacitated, dissolved or liquidated; (e) any Obligor or any general partner of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any Obligor or any general partner of any Obligor, or any Obligor or any general partner of any Obligor makes a general assignment for the benefit of creditors; (f) a receiver or similar official is appointed for any Borrower's business, or such business is terminated; (g) any of the other Loan Documents is violated or no longer in effect; (h) any Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement; (i) prior to the Conversion Date there shall be a material adverse change in Borrower's financial condition, operations or prospects, as reasonably determined by Lender; (j) any of the Unit Locations is abandoned, or operations at any of the Unit Locations are halted, for more than 30 days; provided, however, that in the event of cessation of operations at any Unit Location shall be caused by fire or other casualty, Borrower shall have 180 days from the date of such fire or other casualty to recommence operations at such Unit Location;
(k) there shall occur any default under the Franchise Agreements or the Leases, or there shall occur or fail to occur any event which, with the passage of time or the giving of notice or both, would give rise to a default under the Franchise Agreements or the Leases; or (l) there shall be any revocation, attempted revocation, repudiation or anticipatory repudiation of any of the guaranties of the Obligations, or any of the guaranties of the Obligations shall have been rendered invalid or unenforceable in any material respect, or there shall occur the death or incapacity of any individual Obligor; PROVIDED, HOWEVER, that the death or incapacity of an individual Obligor shall not constitute an Event of Default if within ninety (90) days after such Obligor's death or incapacity Borrower has demonstrated to Lender's satisfaction that the death or incapacity of such Obligor has not had an adverse affect upon Borrower's ability to pay and perform the Obligations.

         8.2. GENERAL REMEDIES. If an Event of Default occurs under Sections 8.1(e) or (f) the Obligations shall automatically be due immediately. If any Event of Default occurs, Lender may do one or more of the following: (a) declare all Obligations immediately due and payable; (b) decline to make any additional advances to Borrower; (c) exercise all of the rights and remedies (x) of a secured party under the Uniform Commercial Code, or (y) available under any of the other Loan Documents; and (d) immediately take possession, with or without legal process, of any or all of the Collateral wherever found and for that purpose Lender may enter upon any premises where the Collateral is located and remove the Collateral from such location, or Lender may require Borrower to assemble the Collateral and deliver it to Lender at a location designated by Lender.

         8.3. RIGHT TO PERFORM BORROWER'S OBLIGATIONS. Borrower hereby constitutes and appoints Lender as its true and lawful attorney-in-fact with full power of substitution for the purpose, upon the occurrence of any Event of Default, of performing any of Borrower's obligations under the Loan Documents. The foregoing appointment is coupled with an interest and is accordingly irrevocable. Lender, as such attorney-in-fact, may, but shall not be obligated, to take any and all steps reasonably necessary or appropriate, in Lender's sole judgment to perform Borrower's obligations under the Loan Documents. All sums expended by Lender pursuant to this Section shall be included as Obligations. In no event shall (i) Lender have any liability to Borrower on account of Lender's exercise of its rights under this Section, absent gross negligence or willful and wanton misconduct; and (ii) any other person be a third-party beneficiary hereof.

         8.4. REMEDIES CUMULATIVE; WAIVERS. Lender may enforce any one of its remedies under this Agreement successively or concurrently, at its option. All of the remedies set forth above are in addition to all other remedies available to Lender at law and in equity. No delay or failure on the part of Lender to exercise any right or remedy which it may become entitled to exercise on account of an Event of Default will be held to be an abandonment of such right or remedy, and Lender will be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. No waiver of a breach or default will be regarded as a waiver of a later breach or default. All waivers under this Agreement must be in writing.

9. MISCELLANEOUS.

         9.1. GAAP. Except as otherwise stated in this Agreement, all financial information provided to Lender and all financial covenants will be prepared or determined in accordance with generally accepted accounting principles, consistently applied.

         9.2. ILLINOIS LAW; TIME OF ESSENCE. THIS AGREEMENT IS GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Time is of the essence of this Agreement.

         9.3. SUCCESSORS AND ASSIGNS. This Agreement is binding on Borrower's and Lender's successors and assignees. Borrower agrees that it shall not assign this Agreement without Lender's prior consent. Lender may sell participations in or assign the Loan, and may disclose any and all materials and information in Lender's possession concerning the Borrower and its affiliates to any prospective purchaser, participant, assignee or credit insurer, and also to Franchisor and its affiliates, and their respective successors and assigns.

         9.4. INDEMNITY. Borrower shall indemnify, defend and hold Lender harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Lender's counsel) or loss directly or indirectly arising out of or resulting from (i) Lender making the Loan; (ii) Lender entering into this Agreement or the other Loan Documents; (iii) Lender taking an interest in or realizing upon any of the Collateral; (iv) Lender exercising its remedies from time to time; or (v) any Obligor breaching any agreement, covenant, representation, warranty or undertaking under this Agreement or any other Loan Document (including, without limitation, any relating to Hazardous Substances). Without limiting the generality of the foregoing, Borrower hereby indemnifies Lender, its successors and assignees, and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower, any other Obligor or any of Borrower's Subsidiaries, of any laws, including but not limited to, the Environmental Laws.

         9.5. LEGALITY. If any provision in this Agreement is found by a court of competent jurisdiction to be unlawful, void or unenforceable as written, then it is the intent of all parties that the remainder of this Agreement shall be construed as if such unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect. It being the intention of the parties hereto to comply with the laws of the State of Illinois with regard to the rate of interest charged, notwithstanding any provision to the contrary in this Agreement, or in any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loan.

         9.6. APPLICATION OF PAYMENTS. All payments on account of the Loan received by Lender (including, without limitation, casualty and condemnation proceeds) may be applied in such order as Lender may determine in Lender's sole and absolute discretion. Borrower acknowledges that Lender has the right to set off against any monies or deposits owing by Lender to Borrower.

         9.7. EXPENSES AND ADMINISTRATION COSTS. Borrower agrees to reimburse Lender upon demand, whether or not any loan is made under this Agreement, for all expenses and reasonable attorneys' fees incurred by Lender in (a) the preparation and execution of this Agreement and all other documents delivered in connection with this Agreement; (b) performing Lender's due diligence, including, without limitation, title searches, commitments and policies; surveys; UCC, judgment, tax and litigation searches; recording fees; and appraisals; (c) administering this Agreement and the other Loan Documents; (d) enforcing Borrower's obligations and collecting Borrower's amounts due under this Agreement or any other document delivered in connection with this Agreement; and (e) participating in any proceeding (whether instituted by Lender, Borrower or any other person and whether in bankruptcy or otherwise) or responding to any claim in any way relating to this Agreement or any document delivered in connection with this Agreement. Borrower further agrees to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, which obligations will survive any termination of this Agreement.

         9.8. ONE AGREEMENT. This Agreement and the other Loan Documents collectively represent the sum of the understandings and agreements among Lender and Borrowers concerning this credit, including, without limitations any commitment letters. In the event of any conflict between this Agreement and the other Loan Documents, this Agreement will prevail.

         9.9. NOTICES. All notices required under this Agreement will be personally delivered or sent by first class mail, postage prepaid, to the addresses on the Schedule of Parties, or to such other addresses as Lender and Borrower may specify from time to time in writing. Such notices shall be deemed received upon the first to occur of: (a) actual receipt by the addressee thereof; (b) 3 days following deposit with the U.S. Mail if sent certified mail, return receipt requested; or (c) 1 day following deposit with a recognized local or national carrier for delivery no later than the next day.

         9.10. HEADINGS. Headings are for reference only and will not affect the interpretation or meaning of any provisions of this Agreement.

         9.11. JOINT AND SEVERAL LIABILITY. If this Agreement is executed by more than one party as Borrower, then all of the Obligations shall be the joint and several obligations and liabilities of all such parties so executing as Borrower.

         9.12. EXCLUSIVE JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, EXCEPT THAT BORROWER AGREES THAT LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION.

         9.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE.

         9.14. SURVIVAL. Borrower covenants, warrants and represents to Lender that Borrower's representations and warranties contained in this Agreement shall be true at the time of Borrower's execution of this Agreement, and, along with Borrower's other agreements, covenants and indemnities, shall survive the execution, delivery and acceptance thereof by the parties hereto and the making of the Loans.

         9.15. WAIVER OF CERTAIN CLAIMS. BORROWER AGREES THAT BORROWER WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

         9.16. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement.

         This Agreement is executed as of the Effective Date.

LENDER:                                     BORROWER:

FLEET BUSINESS CREDIT CORPORATION,          WM LIMITED PARTNERSHIP-1998, a
a Delaware corporation                      Michigan limited partnership


By:                                         By:  S & Q Management, LLC, its
   --------------------------------              General Partner
Name:
     ------------------------------
Title:
      -----------------------------